Exhibit 4.12

INDENTURE SUPPLEMENT NO. 1

to the

INDENTURE

dated as of March 28, 2019

This INDENTURE SUPPLEMENT NO. 1, dated as of March 28, 2019, (this “Indenture Supplement”), is entered into between SUNNOVA RAYS I ISSUER, LLC (together with its permitted successors and assigns, the “Issuer”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, in its capacity as indenture trustee (together with its successors in trust, the “Indenture Trustee”) and supplements the Indenture dated as of March 28, 2019 between the Issuer and the Indenture Trustee (as supplemented or amended from time to time, the “Indenture”).

1. Issuance of New Series. Upon satisfaction of each of the conditions precedent set forth in the Indenture for the issuance of a new Series, the Issuer shall issue a new Series of its Residential Asset Yield Notes (such new Series, the “Series 2019-1 Notes”). The Series 2019-1 Notes shall have the following characteristics:

(a) Series Designation: Series 2019-1

(b) Classes: Class A Notes and Class B Notes. The Class A Notes of any Series are issuable in minimum denominations of $500,000 and the Class B Notes of any Series are issuable in minimum denominations of $1,000,000, and, in each case, integral multiples of $1.00 in excess thereof; provided that one Note of each Class or Series may be issued in an additional amount equal to any remaining portion of the Initial Outstanding Note Balance of such Class; provided, further, that the foregoing shall not restrict or prevent the transfer in accordance with Section 2.06 of the Indenture of any Note with a remaining Outstanding Note Balance of less than $500,000 in the case of the Class A Notes and $1,000,000 in the case of the Class B Notes.

(c) Initial Outstanding Note Balance of Class A Notes: $118,100,000

      Initial Outstanding Note Balance of Class B Notes: $15,000,000

(d) Interest Rate: 4.95% per annum with respect to Class A Notes, and 6.35% per annum with respect to Class B Notes (as calculated pursuant to Schedule 2 to the Note Purchase Agreement).

(e) Scheduled Outstanding Note Balance: Schedule II sets forth the Scheduled Outstanding Note Balance for each Payment Date and each Class of the Series 2019-1 Notes and of each other Series of Notes currently Outstanding.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(f) Liquidity Reserve Account Deposit: The Issuer will deposit into the Liquidity Reserve Account $3,072,975, the amount necessary to increase the amount on deposit in the Liquidity Reserve Account to the Liquidity Reserve Account Floor Amount for the Payment Date following the Closing Date for the Series 2019-1 Notes. (Indenture Sec.2.10(c)(i))

(g) Other terms of the Notes: [RESERVED].

2. Reaffirmation of Grant; Guarantee. The Issuer hereby reaffirms its Grant as of the date hereof of all of the rights, title, interest and benefits of the Issuer, whether now existing or hereafter arising in and to the Trust Estate (including the Additional Conveyed Property described in the Transfer Certificate dated as of the date hereof and issued under the Sale and Contribution Agreement) to the Indenture Trustee, for the benefit of the Holders of the Series 2019-1 Notes and all other Noteholders, to secure payments of amounts due with respect to the Notes ratably and without prejudice, priority or distinction between or among the Notes (subject to the Priority of Payments), and to secure (a) the payment of all amounts on the Notes as such amounts become due in accordance with their terms; (b) the payment of all other sums payable in accordance with the provisions of the Indenture (as supplemented by this Indenture Supplement and each other Indenture Supplement); and (c) compliance with the provisions of the Indenture, all as provided in the Indenture (as supplemented by this Indenture Supplement and each other Indenture Supplement).

3. General Definitions and Rules of Construction. Capitalized terms used but not defined in this Indenture Supplement shall have the meanings specified in the “Standard Definitions” attached to the Indenture as Annex A. The rules of construction set forth in Annex A shall apply to this Indenture Supplement and are hereby incorporated by reference into this Indenture Supplement as if set forth fully herein. To the extent that the Standard Definitions attached to the Indenture are amended from time to time, such amended Standard Definitions shall be incorporated in this Indenture Supplement by reference as though attached hereto. For all purposes of the Indenture, the following terms shall have the meanings set forth below with respect to the Series 2019-1 Notes, unless the context clearly indicates otherwise:

“Allocated Service Provider Fee” for each Solar Asset with respect to the Financing Fund listed below for any month will be the sum of the amounts calculated as set forth in the table below under the heading (i) “Monthly Servicer Fee” and (ii) “Monthly Manager Fee”, in each case, with respect to such Financing Fund (which the Issuer shall update from time to time to reflect any replacement Financing Fund Management Provider and Financing Fund Servicing Provider); provided that (x) the monthly amounts set under such headings for such Financing Fund shall be calculated after giving effect to an increase of [***]% of the fee paid for the preceding year beginning on the date set forth below under the heading “Fee Calculation Start Date”; and (y) the monthly amounts set forth below for each Solar Asset for such Financing Fund are in addition to a base monthly fee of $[***].

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Financing Fund	Monthly Servicer Fee	Monthly Manager Fee	Fee Calculation Start Date (for escalation)
Sunnova TEP I, LLC	$[***] for each kW of PV Systems owned by such Financing Fund then in effect	Pro rata portion of $[***] for each kW of PV Systems owned by such Financing Fund then in effect	March 2, 2017

“Anticipated Flip Date” with respect to the Financing Fund set forth below, has the meaning set forth beside its name.

Financing Fund	Managing Member	Anticipated Flip Date
Sunnova TEP I, LLC	Sunnova TEP I Manager, LLC	June 22, 2023

“Anticipated Repayment Date” means, for the Series 2019-1 Notes, the Payment Date occurring in April 2031.

“Closing Date” means, for the Series 2019-1 Notes, March 28, 2019.

“Final Maturity Date” means, for the Series 2019-1 Notes, (a) the Payment Date in April 2044 for the Class A Notes of such Series and (b) the Payment Date in April 2034 for the Class B Notes of such Series.

“Financing Fund Management Provider Fee” means, with respect to a Financing Fund Management Provider for each Payment Date (in accordance with and subject to the Priority of Payments), an amount equal to (i) prior to the appointment of a replacement Financing Fund Management Provider, the product of (a) one-quarter of the amount set forth in the table below under the heading “Financing Fund Management Provider Fee Base Rate” with respect to such Financing Fund Management Provider; provided that the amount set under such headings for such Financing Fund shall be calculated after giving effect to an increase of 2.00% per annum on each anniversary of the date set forth below under the heading “Fee Calculation Start Date” and (b) the aggregate DC nameplate capacity (measured in kW) of all PV Systems owned by the related Financing Fund as of the first day of the related Collection Period (excluding PV Systems related to Defaulted Solar Assets that are not operational and not in the process of being removed, repaired or replaced) and (ii) subsequent to the appointment of such Financing Fund Management Provider’s replacement, such other amount as may be required by such replacement Financing Fund Management Provider under the related Asset Management Agreement.

Financing Fund	Financing Fund Management Provider	Financing Fund Management Provider Fee Base Rate	Initial Determination Date (for escalation)
Sunnova TEP I, LLC	Sunnova TE Management I, LLC	$[***]	April 25, 2019

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3

“Interest Rate” means the applicable Interest Rate set forth in Section 1 of this Indenture Supplement.

“Indenture” means the Indenture, dated as of March 28, 2019, between the Issuer and the Indenture Trustee (as such agreement may be amended, modified or supplemented from time to time).

“Make Whole Determination Date” means, for the Series 2019-1 Notes, the Payment Date occurring in October 2030.

“Post-ARD Spread” means, for the Series 2019-1 Class A Notes, 2.30% and for the Series 2019-1 Class B Notes, 3.93%.

“Series 2019-1 Notes” has the meaning set forth in Section 1 of this Indenture Supplement.

“Storage System Reserve Closing Date Deposit” means, for the Series 2019-1 Notes, $[***].

“Supplemental Reserve Closing Date Deposit” means, for the Series 2019-1 Notes, $[***].

4. Indenture Schedule Supplements. Schedule I attached hereto sets forth an updated Schedule of Solar Assets. Schedule II attached hereto sets forth an updated schedule of Scheduled Outstanding Note Balances. Schedule III attached hereto sets forth an updated schedule of the Scheduled Host Customer Payments, Scheduled Hedged SREC Payments and Scheduled PBI Payments. Schedule IV attached hereto sets forth an updated schedule of Scheduled Tax Equity Investor Distributions.

5. Sources and Uses. Upon receipt of the proceeds of the sale of the Series 2019-1 Notes, the Indenture Trustee shall, at the written direction of the Servicer, from such proceeds, make the payments and deposits set forth in in the sources and uses statement attached hereto as Exhibit A.

6. Indenture. The Issuer and the Indenture Trustee hereby reaffirm each of their respective representations, warranties and covenants contained in the Indenture. All the terms and conditions contained in the Indenture are hereby ratified, confirmed and incorporated herein. Without limiting the foregoing, the provisions of Section 10.13 Governing Law; Jurisdiction; Waiver of Jury Trial apply to this Indenture Supplement as if fully set forth herein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture Supplement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

SUNNOVA RAYS I ISSUER, LLC, as Issuer

By:	/s/ Christopher Smith
Name:	Christopher Smith
Title:	Senior Vice President, Head of Finance and Treasurer

Signature Page to Indenture Supplement No. 1

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Indenture Trustee

By:	/s/ Drew Davis
Name:	Drew Davis
Title:	Vice President

Signature Page to Indenture Supplement No. 1

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE I

Schedule of Solar Assets

Contract ID	Utility	Contract Type	In Service Date
[***]	[***]	[***]	[***]

Installation State	Installation Address Zip Code	System Size	Term (months)
[***]	[***]	[***]	[***]

Recurring Payment	Payment Escalator	Solar Rate	FICO	Panel Manufacturer
[***]	[***]	[***]	[***]	[***]

Inverter Manufacturer	Expected Year 1 Production	Guaranteed Production
[***]	[***]	[***]

PBI Term (Months)	PBI Rate ($ / kWh)	Remaining Contract Term	First Payment Date
[***]	[***]	[***]	[***]

Last Payment Date	# of Payments Made	Payment Type	Tax Equity System
[***]	[***]	[***]	[***]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule I

SCHEDULE II

Scheduled Outstanding Note Balance

Payment Date	Series 2019-1 Class A Scheduled Outstanding Note Balance	Class A Scheduled Outstanding Note Balance	Series 2019-1 Class B Scheduled Outstanding Note Balance	Class B Scheduled Outstanding Note Balance
Closing Date	$[***]	$[***]	$[***]	$[***]
April 2019	$[***]	$[***]	$[***]	$[***]
July 2019	$[***]	$[***]	$[***]	$[***]
October 2019	$[***]	$[***]	$[***]	$[***]
January 2020	$[***]	$[***]	$[***]	$[***]
April 2020	$[***]	$[***]	$[***]	$[***]
July 2020	$[***]	$[***]	$[***]	$[***]
October 2020	$[***]	$[***]	$[***]	$[***]
January 2021	$[***]	$[***]	$[***]	$[***]
April 2021	$[***]	$[***]	$[***]	$[***]
July 2021	$[***]	$[***]	$[***]	$[***]
October 2021	$[***]	$[***]	$[***]	$[***]
January 2022	$[***]	$[***]	$[***]	$[***]
April 2022	$[***]	$[***]	$[***]	$[***]
July 2022	$[***]	$[***]	$[***]	$[***]
October 2022	$[***]	$[***]	$[***]	$[***]
January 2023	$[***]	$[***]	$[***]	$[***]
April 2023	$[***]	$[***]	$[***]	$[***]
July 2023	$[***]	$[***]	$[***]	$[***]
October 2023	$[***]	$[***]	$[***]	$[***]
January 2024	$[***]	$[***]	$[***]	$[***]
April 2024	$[***]	$[***]	$[***]	$[***]
July 2024	$[***]	$[***]	$[***]	$[***]
October 2024	$[***]	$[***]	$[***]	$[***]
January 2025	$[***]	$[***]	$[***]	$[***]
April 2025	$[***]	$[***]	$[***]	$[***]
July 2025	$[***]	$[***]	$[***]	$[***]
October 2025	$[***]	$[***]	$[***]	$[***]
January 2026	$[***]	$[***]	$[***]	$[***]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule II

April 2026	$[***]	$[***]	$[***]	$[***]
July 2026	$[***]	$[***]	$[***]	$[***]
October 2026	$[***]	$[***]	$[***]	$[***]
January 2027	$[***]	$[***]	$[***]	$[***]
April 2027	$[***]	$[***]	$[***]	$[***]
July 2027	$[***]	$[***]	$[***]	$[***]
October 2027	$[***]	$[***]	$[***]	$[***]
January 2028	$[***]	$[***]	$[***]	$[***]
April 2028	$[***]	$[***]	$[***]	$[***]
July 2028	$[***]	$[***]	$[***]	$[***]
October 2028	$[***]	$[***]	$[***]	$[***]
January 2029	$[***]	$[***]	$[***]	$[***]
April 2029	$[***]	$[***]	$[***]	$[***]
July 2029	$[***]	$[***]	$[***]	$[***]
October 2029	$[***]	$[***]	$[***]	$[***]
January 2030	$[***]	$[***]	$[***]	$[***]
April 2030	$[***]	$[***]	$[***]	$[***]
July 2030	$[***]	$[***]	$[***]	$[***]
October 2030	$[***]	$[***]	$[***]	$[***]
January 2031	$[***]	$[***]	$[***]	$[***]
April 2031	$[***]	$[***]	$[***]	$[***]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule II

SCHEDULE III

Scheduled Host Customer Payments,

Scheduled Hedged SREC Payments and Scheduled PBI Payments

[On file with the Indenture Trustee]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule III

SCHEDULE IV

Scheduled Tax Equity Investor Distributions

[On file with the Indenture Trustee]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule IV

EXHIBIT A

Sources and Uses

RAYS 2019-1 Flow of Funds Memorandum

Item	Amount	Wire Transfer Instructions
[***]	$[***]	[***]
[***]	$[***]	[***]
[***]	$[***]	[***]
[***]	$[***]	[***]
[***]	$[***]	[***]
[***]	$[***]	[***]
[***]	$[***]	[***]
[***]	$[***]	[***]
[***]	$[***]	[***]
[***]	$[***]	[***]

Total Outflows	$[***]	[***]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit A